SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 31, 2006

Date of Report (Date of earliest event reported)

Northern California Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-27666	77-0421107
(Commission File Number)	(IRS Employer Identification No.)

601 Munras Avenue	93940
(Address of Principal Executive Office)	(Zip Code)

831-649-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2006, Monterey County Bank, a wholly owned subsidiary of Northern California Bancorp, Inc., sold its shares of common stock in Pacific Coast Banker’s Bancshares (“PCBB”). The sale, approved by the Bank’s Board in January, was made to accommodate other investor bank’s desiring to purchase shares and serve on PCBB’s Board.

Charles T. Chrietzberg, Jr., Chairman, President and CEO of Monterey County Bank was a founding member of PCBB’s Board when it was founded in 1997.  Mr. Chrietzberg will continue to serve on the Board until his current term expires in April.

The net sales proceeds were $1,757,025. After subtracting the book value of $439,900, the resulting pretax gain was $1,313,426. The after tax gain will approximate $790,000. Monterey County Bank owned 3,699 shares of PCBB that sold for $475.00 per share less a $3,699 sales charge.

Chrietzberg stated, “This has been an excellent investment for the Bank and PCBB will continue to provide the Bank with a number of services.  With my impending departure from the PCBB Board, due to term limits, it was an opportune time to divest our holdings and provide our shareholders with a return on their investment.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern California Bancorp, Inc.

Date:	January 31, 2006	By:	/s/ Bruce N. Warner
Executive Vice President &
Chief Financial Officer